Exhibit 21.1

HRPT PROPERTIES TRUST

SUBSIDIARIES OF THE REGISTRANT

1600 Market Street Property Trust — (Maryland)

1735 Market Street Properties Trust — (Maryland)

4 Maguire Road Realty Trust (Nominee Trust) — (Massachusetts)

47 Harvard Street Real Estate Trust (Nominee Trust) — (Massachusetts)

Bridgepoint Property Trust — (Maryland)

Candler Associates, L.L.C. — (Maryland)

Candler Property Trust — (Maryland)

Causeway Holdings, Inc. — (Massachusetts)

Cedars LA LLC — (Delaware)

FCL Acquisition Trust — (Maryland)

Fourth and Roma Property Trust — (Maryland)

Franklin Plaza Property Trust — (Maryland)

Health and Retirement Properties International, Inc. — (Delaware)

Herald Square LLC — (Delaware)

HRPT Medical Buildings Realty Trust (Nominee Trust) — (Massachusetts)

HRPT TRS, Inc. — (Delaware)

Hub Acquisition Trust — (Maryland)

Hub LA Limited Partnership (98%) — (Delaware)

Hub LA Properties Trust — (Maryland)

Hub MA Realty Trust (Nominee Trust) — (Massachusetts)

Hub Management, Inc. — (Delaware)

Hub Properties Trust — (Maryland)

Hub Realty Buffalo, Inc. — (Delaware)

Hub Realty College Park I, LLC — (Maryland)

Hub Realty College Park, Inc. — (Delaware)

Hub Realty Funding, Inc. — (Delaware)

Hub Realty Golden, Inc. — (Delaware)

Hub Realty Kansas City, Inc. — (Delaware)

Hub Realty Richland, Inc. — (Delaware)

Hub RI Properties Trust — (Maryland)

Hub Woodmont Investment Trust — (Maryland)

HUB Woodmont Limited Liability Company (99%) — (Delaware)

Indemnity Collection Corporation — (Delaware)

Indiana Avenue LLC — (Delaware)

Lakewood Property Trust — (Maryland)

MOB Realty Trust (Nominee Trust) — (Massachusetts)

Nine Penn Center Associates, L.P.  — (Pennsylvania)

Nine Penn Center Properties Trust — (Maryland)

Park San Antonio Properties Trust — (Maryland)

Putnam Place Realty Trust (Nominee Trust) — (Massachusetts)

Quarry Lake Properties Trust — (Maryland)

Research Park Properties Trust — (Maryland)

Rosedale Corporate Plaza Condominium, Inc. — (Minnesota)

Rosedale Properties Limited Liability Company — (Delaware)

Rosedale Properties Trust — (Maryland)

Rosedale Properties, Inc. — (Delaware)

SP Holding Property Trust — (Maryland)

University Avenue Real Estate Trust (Nominee Trust) — (Massachusetts)